EXHIBIT 32

CERTIFICATION REQUIRED BY SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this annual report on Form 10-K of Deltic Timber Corporation (“the report”) for the purpose of complying with Rule 13a–14(b) or Rule 15d–14(b) of the Securities Exchange Act of 1934 (“the Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

D. Mark Leland, the Chief Executive Officer, and Byrom L. Walker, the Chief Financial Officer, each certifies that, to the best of his knowledge:

(1)	the report fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Deltic Timber Corporation.

/s/D. Mark Leland

D. Mark Leland
Interim Chief Executive Officer
March 7, 2017

/s/Byrom L. Walker

Byrom L. Walker
Interim Chief Financial Officer
March 7, 2017